As  filed  with  the  Securities  and  Exchange  Commission  on  June  16, 2000.
                                                      Registration  No.  333-___
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            _______________________

                          TELSCAPE INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its Charter)

                     TEXAS                                        75-2433637
                     -----                                        ----------
(State or Other Jurisdiction of Incorporation or               (I.R.S.Employer
                Organization)                                Identification No.)

                             _______________________
                            1325 NORTHMEADOW PARKWAY
                             ROSWELL, GEORGIA 30076
                     (Address of Principal Executive Office)
                             _______________________
                   2000 PAY FOR PERFORMANCE STOCK OPTION PLAN
           2000 EXECUTIVE MARKET VALUE APPRECIATION STOCK OPTION PLAN
                        2000 INCENTIVE STOCK OPTION PLAN
                          2000 EXECUTIVE LONG-TERM PLAN
                  2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plans)
                             _______________________
             STEPHEN E. RAVILLE                       with copy to:
CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF            DALLAS PARKER, ESQ.
                THE BOARD                    THOMPSON KNIGHT BROWN PARKER &
     TELSCAPE INTERNATIONAL, INC.                     LEAHY L.L.P.
        1325 NORTHMEADOW PARKWAY                  1200 SMITH STREET
        ROSWELL, GEORGIA 30076                         SUITE 3600
(Name and address of agent for service)           HOUSTON, TEXAS 77002
                                 (770) 432-6800
          (Telephone Number, Including Area Code, of Agent for Service)
                              _____________________
                         CALCULATION OF REGISTRATION FEE

                                         Proposed Maximum    Proposed Maximum
Title of Securities     Amount to be       Offering Price         Aggregate           Amount of
to be Registered         Registered        Per Share (1)     Offering Price (1)   Registration Fee
--------------------  -----------------  -----------------  -------------------   ----------------
Common Stock,             4,555,000            $8.531          $38,858,705.00        $10,260.00
 .001 par value          shares (2)

(1) Estimated for the purpose of calculating the registration fee pursuant to Rule 457(h) with respect to the 4,555,000 shares available for award under the Plans and the option agreements on the basis of the average of the closing bid and asked prices, as reported by National Quotation Bureau, Inc., for June 14, 2000

(2) Includes 1,500,000 shares issuable upon exercise of stock options granted pursuant to the Pay for Performance Plan; 2,000,000 shares issuable upon exercise of stock options granted pursuant to the Executive Market Value Appreciation Plan; 500,000 shares issuable upon exercise of stock options granted pursuant to the Non-Employee Director Plan; 300,000 shares issuable upon exercise of stock options granted pursuant to the Incentive Plan; 200,000 shares issuable upon exercise of stock options granted pursuant to the Executive Long-Term Plan, copies of which are attached as exhibits hereto; 45,000 shares issuable upon the exercise of certain options by John Reiland pursuant to an option agreement substantially in the form of
     Exhibit 4.6 attached hereto, and 10,000 shares issuable upon the exercise of certain options by James Hughes pursuant to an option agreement substantially in the form of Exhibit 4.6 attached hereto.

     Pursuant to Rule 416, this Registration Statement also covers such number of additional shares of common stock as may become available for issuance pursuant to the foregoing in the event of certain changes in outstanding shares, including reorganizations, recapitalizations, stock splits, stock dividends and reserve stock splits.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document(s) containing the information concerning the Registrant's Pay for Performance Stock Option Plan, Executive Market Value Appreciation Stock Option Plan, Incentive Stock Option Plan, Executive Long-Term Plan, Non-Employee Director Stock Option Plan, the Reiland Option, and the Hughes Option required by Item 1 of Part I of Form S-8 and the statement of availability of Registrant Information, Plan Information and other information required by Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

     INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT

ITEM  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration
Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed March 30, 2000;

     (b) The following reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended December 31, 1999:

          (i) Telscape's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed May 12, 2000;

          (ii) Telscape's Current Report on Form 8-K, filed June 15, 2000; and

     (c) The description of the common stock, par value $.001 per share, of the Registrant set forth as Item 1 of the Registrant's registration statement on Form 8-A filed July 31, 1994 and August 11, 1994, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such information.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. The Registrant will provide, without charge, to each participant in the Registrant's Pay for Performance Stock Option Plan, Executive Market Value Appreciation Stock Option Plan, Incentive Stock Option Plan, Executive Long-Term Plan and Non-Employee Director Stock Option Plan, upon written or oral request directed to the Registrant's Secretary at the Registrant's executive offices, a copy (without exhibits thereto other than exhibits which are specifically incorporated herein by reference) of any or all documents incorporated by reference to this Item 3.

ITEM  4.     DESCRIPTION  OF  SECURITIES.

     Not  applicable.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Certain partners of Thompson & Knight L.L.P. have beneficial interests in 11,175 shares of the Registrant's common stock.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Registrant's By-Laws provide that the Registrant shall indemnify and advance expenses to the directors, officers, employees, and agents of the Registrant or any other persons serving at the request of the Registrant in such capacities in a manner and to the maximum extent permitted by applicable state or federal law. The Registrant's Articles of Incorporation provide that Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding and any inquiry or investigation that could lead to such an action, suit, or proceeding (whether or not by or in the right of the Registrant), by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer, against all judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys' fees and court costs) actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by any applicable law, and such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified. The right to indemnification under the Registrant's Articles of Incorporation is a contract right and shall include, with respect to directors and officers, the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its disposition; PROVIDED, HOWEVER, that, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Registrant of (i) a written affirmation by such director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under the Registrant's Articles of Incorporation or otherwise and (ii) a written undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the Registrant's Articles of Incorporation or otherwise. The indemnification and advancement of expenses provided by, or granted pursuant to, the Registrant's Articles of Incorporation shall not be deemed exclusive of any right to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Persons who are not directors or officers of the Registrant may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Registrant. The Registrant may purchase and maintain liability insurance or make other arrangements for such obligations to the extent permitted by the Texas Business Corporation Act.


ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.


ITEM  8.     EXHIBITS.

     4.1 2000 Pay for Performance Stock Option Plan (filed as Exhibit 10.39 to the Registrant's Form S-4 (No. 333-36882) and incorporated herein by reference).

     4.2  2000 Executive Market Value  Appreciation  Stock Option Plan (filed as
          Exhibit 10.37 to the Registrant's Form S-4 (No. 333-36882) and incorporated herein by reference).

     4.3 2000 Incentive Stock Option Plan (filed as Exhibit 10.40 to the Registrant's Form S-4 (No. 333-36882) and incorporated herein by reference).

     4.4  2000  Executive   Long-Term  Plan  (filed  as  Exhibit  10.41  to  the
          Registrant's Form S-4 (No. 333-36882) and incorporated herein by reference).

     4.5 2000 Non-Employee Director Stock Option Plan (filed as Exhibit 10.38 to the Registrant's Form S-4 (No. 333-36882) and incorporated herein by reference).

     *4.6 Form of Option Agreement for certain option holders.

     *5.1 Legal opinion of Thompson Knight Brown Parker & Leahy L.L.P.

     *23.1 Consent of BDO Seidman LLP

     *23.2 Consent of Arthur Andersen LLP

     23.3 Consent of Thompson Knight Brown Parker & Leahy L.L.P. (included as part of the legal opinion included hereof as Exhibit 5.1)

     24.1 Power of Attorney (included on the signature page hereto).
-----------------
*Filed  Herewith

ITEM  9.     UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Roswell, state of Georgia, this 16th day of June, 2000.

                                     TELSCAPE  INTERNATIONAL,  INC.


                                     By:  /s/  Stephen  E.  Raville
                                        -------------------------------
                                     Stephen  E.  Raville
                                     Chief  Executive  Officer  and  Chairman of
                                       the  Board  of  Directors


                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Telscape International, Inc., do hereby constitute and appoint Stephen E. Raville or Richard P. Halevy, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of this registration statement, including specifically without limitation, power and authority to sign for any of us, in our names in the capacities indicated below, any and all amendments hereto; and we do each hereby ratify and confirm all that the said attorneys and agents, or either of them shall do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                      Title                 Date
---------------------------  ---------------------------  -------------

    /s/ Stephen E. Raville   Chief Executive Officer and  June 16, 2000
---------------------------
Stephen E. Raville           Chairman of the Board of
  Directors

     /s/ Peter C. Alexander  Chief Operating Officer      June 16, 2000
---------------------------
Peter C. Alexander
  and Director
---------------------------
   /s/ Richard P. Halevy     Chief Financial Officer      June 16, 2000
---------------------------
Richard P. Halevy

     /s/ Gerald F. Schmidt   Director                     June 16, 2000
---------------------------
Gerald F. Schmidt

      /s/ David C. Lee       Director                     June 16, 2000
---------------------------
David C. Lee

     /s/ Darryl B. Thompson  Director                     June 16, 2000
---------------------------
Darryl B. Thompson
---------------------------

Exhibits Index
--------------

     4.1 2000 Pay for Performance Stock Option Plan (filed as Exhibit 10.39 to the Registrant's Form S-4 (No. 333-36882) and incorporated herein by reference).

     4.2  2000 Executive Market Value  Appreciation  Stock Option Plan (filed as
          Exhibit 10.37 to the Registrant's Form S-4 (No. 333-36882) and incorporated herein by reference).

     4.3 2000 Incentive Stock Option Plan (filed as Exhibit 10.40 to the Registrant's Form S-4 (No. 333-36882) and incorporated herein by reference).

     4.4  2000  Executive   Long-Term  Plan  (filed  as  Exhibit  10.41  to  the
          Registrant's Form S-4 (No. 333-36882) and incorporated herein by reference).

     4.5 2000 Non-Employee Director Stock Option Plan (filed as Exhibit 10.38 to the Registrant's Form S-4 (No. 333-36882) and incorporated herein by reference).

     *4.6 Form of Option Agreement for certain option holders.

     *5.1 Legal opinion of Thompson Knight Brown Parker & Leahy L.L.P.

     *23.1 Consent of BDO Seidman LLP

     *23.2 Consent of Arthur Andersen LLP

     23.3 Consent of Thompson Knight Brown Parker & Leahy L.L.P. (included as part of the legal opinion included hereof as Exhibit 5.1)

     24.1 Power of Attorney (included on the signature page hereto).
-----------------
*Filed  Herewith